UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 12, 2010
Date of Report (Date of earliest event reported)
SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16493 (Commission File Number)	94-2951005 (IRS Employer Identification No.)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 236-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-4.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On May 12, 2010, Sybase, Inc., a Delaware corporation (the “Company”), SAP America, Inc., a Delaware corporation (“Parent”) and Sheffield Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock, including the associated preferred share purchase rights issued in connection with the Rights Agreement (as defined below), (the “Offer”) for a purchase price of $65.00 per share, net to the holders thereof, in cash (the “Offer Price”).
     Purchaser has agreed to commence the Offer within 10 business days of May 12, 2010, and the Offer will remain open until at least July 1, 2010. The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s common stock (calculated on a fully diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) receipt by Parent and Purchaser of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications and (iv) other customary conditions.
     The Merger Agreement provides that, following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than treasury shares, shares held by Parent, Purchaser or any of their wholly owned subsidiaries, or as to which dissenters’ rights have been properly exercised) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to certain closing conditions, including approval by the Company’s stockholders, if required as described below.
     In addition, in connection with the transactions contemplated by the Merger Agreement, all options and stock appreciation rights of the Company which are unexpired, unexercised and outstanding, whether vested or unvested, will be cancelled and converted into the right to receive, within 30 days following the consummation of the Offer, an amount in cash equal to the Offer Price, less the exercise price of the applicable option or stock appreciation right. All shares of restricted stock of the Company, other than those held by non-employee directors or that accelerate upon a change in control pursuant to the terms of an individual agreement, will remain subject to the vesting terms that applied with respect to such shares of restricted stock immediately prior to the consummation of the Offer under the Company restricted stock award applicable to such shares of restricted stock, and each holder of such shares of restricted stock will be paid in cash in a lump-sum on the date upon which such shares of restricted stock would have vested under the terms and conditions set forth in the Company restricted stock award applicable to such shares of restricted stock. All shares of restricted stock of the Company held by non-employee directors or that accelerate upon a change in control pursuant to the terms of an individual agreement will be cancelled and converted into the right to receive as soon as practicable following the consummation of the Offer an amount in cash equal to the Offer Price.
     The Company has granted to Parent and Purchaser an irrevocable option (the “Top-Up Option”) under the Merger Agreement to purchase at a per share price equal to the Offer Price, following the consummation of the Offer and subject to certain conditions and limitations, newly issued shares of the Company’s common stock, up to the total number of its authorized but unissued shares, equal to the number of shares that, when added to the number of shares of the Company’s common stock owned by Parent and Purchaser immediately following the consummation of the Offer, shall equal one share more than 90% of the shares of the Company’s common stock outstanding after such purchase (calculated on a fully diluted basis in accordance with the Merger Agreement). The Top-Up Option is intended to expedite the timing of the completion of the Merger by effecting the Merger pursuant to Delaware’s “short form” merger statute. Following the Offer and, if necessary, the exercise of the Top-Up Option, if Purchaser does not own at least 90% of the outstanding Shares, a Company stockholder vote is required to consummate the Merger. In such case, the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Purchaser’s ownership of at least a majority of the shares of the Company’s common stock (calculated on a fully diluted basis in accordance with the Merger Agreement) following completion of the Offer.
     The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course until the effective time of the Merger. The Company has also agreed to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, the Company agrees not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors. The Company will be obligated to pay a termination fee of $150 million to Parent in certain customary circumstances.
     SAP AG, an Aktiengesellschraft organized under the laws of Germany, and the parent company of Parent (“SAP AG”), has granted in favor of the Company a guarantee under the Merger Agreement pursuant to which SAP AG has guaranteed the payment and performance of Parent’s and the Purchaser’s liability and obligations (including for breach) under the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.
Stockholder Rights Plan
     On May 12, 2010, prior to the execution of the Merger Agreement, the Company entered into an amendment (the “Rights Agreement Amendment”) to the Preferred Stock Rights Agreement between the Company and American Stock Transfer and Trust Company, as rights agent, dated as of July 31, 2002, as amended as of February 14, 2005 (as so amended, the “Rights Agreement”), in order to, among other things, render the rights therein inapplicable to each of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the announcement, commencement and consummation of the Offer, (iii) the consummation of the Merger, (iv) the acceptance for payment and purchase or exchange of shares of the Company’s common stock pursuant to the Merger Agreement, including without limitation, in connection with the Offer, the Merger or the exercise of the Top-Up Option, (v) the announcement of the Merger Agreement or the Merger or (vi) the announcement or consummation of any other transactions contemplated by the Merger Agreement.
     A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment.
Item 3.03 Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.
     On May 12, 2010, the Company and SAP AG issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.
Additional Information and Where to Find It
     This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this announcement has not commenced. At the time the offers are commenced, a subsidiary of SAP AG (“Purchaser”) will file a Schedule TO Tender Offer Statement, with the Securities and Exchange Commission, and Sybase, Inc. will file a Schedule 14D-9 Solicitation/Recommendation Statement, with respect to the offer. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Tender Offer. Those materials and all other documents filed by SAP AG or Purchaser with the Securities and Exchange Commission (“SEC”) will be available at no charge on the SEC’s web site at www.sec.gov. The Schedule TO Tender Offer Statement and related materials may be obtained for free by directing such requests to SAP AG, Attention: Stefan Gruber, Dietmar-Hopp-Allee 16, 69190 Walldorf, Germany , Telephone: +49 6227 744872. The Schedule 14D-9 Solicitation/Recommendation Statement and such other documents may be obtained for free by directing such requests to Sybase, Inc., Attention: Dan Cohen, One Sybase Drive, Dublin, CA 94568, Telephone: +1-925-236-5000.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Sybase, Inc., SAP America, Inc. and Sheffield Acquisition Corp., dated May 12, 2010.

4.1	Amendment No. 2 to Preferred Stock Rights Agreement between Sybase, Inc. and American Stock Transfer and Trust Company, as rights agent, dated May 12, 2010.

99.1	Joint Press Release of Sybase, Inc. and SAP AG, dated May 12, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: May 13, 2010	By:	/s/ Daniel R. Carl
Daniel R. Carl
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Sybase, Inc., SAP America, Inc. and Sheffield Acquisition Corp., dated May 12, 2010.

4.1	Amendment No. 2 to Preferred Stock Rights Agreement between Sybase, Inc. and American Stock Transfer and Trust Company, as rights agent, dated May 12, 2010.

99.1	Joint Press Release of Sybase, Inc. and SAP AG, dated May 12, 2010.